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EXHIBIT 23(B)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-102727 of Nevada Power Company on Form S-4 of our report dated February 28, 2003 appearing in this Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2002.

Deloitte & Touche LLP

Reno, Nevada
March 26, 2002